EXHIBIT B

POWER OF ATTORNEY

Know all by these presents that each of the undersigned, does hereby make, constitute and appoint Robert Wenzel as a true and lawful attorney-in-fact of such undersigned with full powers of substitution and revocation, for and in the name, place and stead of such undersigned (in such undersigned’s individual capacity), to execute and deliver such forms that such undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of such undersigned’s ownership of or transactions in securities of Spruce Biosciences, Inc. (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), (ii) any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the Exchange Act and the rules promulgated thereunder and (iii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until such undersigned is no longer required to file Forms 3, 4 and 5 or Schedule 13D or Schedule 13G with regard to his or her ownership of or transactions in securities of Spruce Biosciences, Inc., unless earlier revoked in writing. Each of the undersigned acknowledges that Robert Wenzel is not assuming any of such undersigned’s responsibilities to comply with Section 16 or Section 13 of the Exchange Act.

Dated: February 12, 2021

Aisling Capital V, LP

By:	/s/ Steve Elms
Name: Steve Elms
Title: Authorized Signatory

Aisling Capital Partners V, LP

By:	/s/ Steve Elms
Name: Steve Elms
Title: Authorized Signatory

Aisling Capital Partners V LLC

By:	/s/ Steve Elms
Name: Steve Elms
Title: Authorized Signatory

Andrew Schiff

By:	/s/ Andrew Schiff

Steve Elms

By:	/s/ Steve Elms